SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):  November 18, 1996



                           Xechem International, Inc.
             (Exact name of Registrant as Specified in its Charter)



      Delaware                  0-23788                   22-3284803
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



                        100 Jersey Avenue, Bldg. B, #310
                            New Brunswick, N.J. 08901
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:      (908) 247-3300

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Item 1.  Changes and Control of Registrant

      On November 18, 1996, Xechem International, Inc. (the "Company") announced that it had entered into and closed the initial stage of a Stock Purchase Agreement providing for the sale to of up to 55,000 shares of the Company's Class C Series 2 Convertible Preferred Stock for a purchase price of $100 per share ($5,500,000 in the aggregate) over approximately nine months. At the initial closing, The Edward A. Blech Trust purchased 5,000 shares of Series 2 Stock for $500,000. Mr. David Blech has the right under the Stock Purchase Agreement to designate the purchasers (which may include himself) to purchase an additional 5,000 shares of Series 2 Stock on or before December 2, 1996 (which right has also been assigned to the Trust); 5,000 shares on or before December 16, 1996; 7,500 shares on or before January 15, 1997; 17,500 shares on or before February 17, 1997; 10,000 shares on or before June 2, 1997; and a final 5,000 shares on or before July 15, 1997. Mr. Blech has the right to designate third party purchasers, reasonably acceptable to the Company, to purchase any and all of such shares. The Stock Purchase Agreement also provides that the Company's President and Chief Executive Officer, Dr. Ramesh Pandey, will exchange certain indebtedness of the Company owed to him and the Class B 8% Preferred Stock of the Company held by him for 13,180 shares of the Company's Class C Series 3 Convertible Preferred Stock at the January 1997 closing.

      The shares of Series 2 Stock and Series 3 Stock will be automatically converted into the Company's Common Stock upon amendment of the Company's certificate of incorporation to authorize the issuance of sufficient shares of Common Stock for such conversion (or, if later, the January 1997 closing). The conversion price of the Series 2 Stock will be $.05 per share if the November 1996 and January 1997 purchases are completed, and will be $.0625 per share if such purchases are not completed. The conversion price of the Series 3 Stock will be $.0625 per share. If such conversion is effected prior to a scheduled closing, the underlying shares of Common Stock will be acquired in lieu of acquiring shares of Series 2 Stock or Series 3 Stock. If all the Series 2 and Series 3 shares are issued and converted to Common Stock, Mr. Blech and his designees will acquire 110,000,000 shares of Common Stock and Dr. Pandey will acquire 21,088,000 shares of Common Stock. The holders of the shares of Series 2 Stock or Series 3 Stock are entitled to vote with the holders of the Common Stock, casting a number of votes per share equal to the number of shares of Common Stock into which the Series 2 Stock or Series 3 Stock is convertible. Pursuant to the Stock Purchase Agreement, Dr. Pandey and Mr. Blech and his designees have agreed to vote or execute a written consent to approve such an amendment to the certificate of incorporation. The Company anticipates submitting such amendment for stockholder approval as soon as practicable. As a result of the voting rights of the Series 2 Stock, The Edward A. Blech Trust will own securities entitling it to cast approximately 49% of the aggregate votes entitled to be cast at an election of directors and Mr. Blech and his designees collectively will be entitled to cast approximately 77% of such votes if all transactions contemplated by the Purchase Agreement are completed.

      Pursuant to the Stock Purchase Agreement, the Company, Dr. Pandey, and Mr. Blech have also entered into a stockholders agreement, which, among other things: (i) generally prohibits the sale of any of Dr. Pandey's shares of capital stock of the Company for a period of 5 years, except with the consent of Mr. Blech; (ii) provides Mr. Blech and his designees with the right to sell his pro rata portion (relative to the holdings of Dr. Pandey) of any proposed sale of shares by Dr. Pandey, and a reciprocal right in favor of Dr. Pandey to sell his pro rata portion of any shares sold by Mr. Blech and his designees; (iii) requires Mr. Blech and his designees to vote for Dr. Pandey as a director of the Company, and to use his efforts to cause Dr. Pandey to remain Chairman, President and CEO of the Company; (iv) requires the Company and its directors (subject to their fiduciary duties to the Company and its stockholders) to take such actions after the January 1997 closing as Mr. Blech may request to elect his nominees to constitute a majority of the directors of the Company; and (v) provides for certain demand and piggyback registration rights in favor of Mr. Blech and his designees.

      The Company will pay a commission of $50,000 and issue an option to purchase 200,000 shares of Common Stock to the investment banking firm which introduced Mr. Blech to the Company.

      The Company has received an opinion from The Griffing Group, Inc., an independent valuation and financial advisory firm, as to the fairness of the above transactions, from a financial point of view, to the shareholders of the Company.

Item 5.  Other Events.


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      As  previously  reported  on August 29,  1996,  the  Company  and its then
wholly-owned  subsidiary,   XetaPharm,   Inc.  ("XetaPharm"),   entered  into  a
Memorandum  of  Understanding  (the  "MOU")  with  Petron  International,   Inc.
("Petron"), wherein Petron agreed to purchase 96 shares of common stock of XetaPharm (48.98% of the shares to be outstanding) for a total of $500,000. The MOU provides that Petron will pay for the XetaPharm shares as follows: $50,000 on or before September 5, 1996; $100,000 on September 30, 1996; $150,000 on October 30, 1996; and $200,000 on November 30, 1996. The Company agreed to make its existing facility and personnel available to XetaPharm at a cost of $25,000 per month for twelve months ending August 31, 1997.

      After each payment, Petron would receive that number of XetaPharm shares for which full payment has been made.

      In the MOU, Petron also agreed to purchase 1,250,000 shares of the Company's Common Stock for a total of $500,000. The MOU provides that Petron will pay for the Company's shares as follows: $50,000 on or before September 5, 1996 and $50,000 on the first day of each of the following nine months. After each payment, Petron would receive that number of shares for which full payment had been made. Petron had granted the Company an option to repurchase up to 250,000 of such shares any time before August 29, 1999 at a price of $0.75 per share.

      On September 5, 1996, XetaPharm and the Company each received the initial payment of $50,000. Petron defaulted on its payments of $100,000 to XetaPharm due September 30, 1996 and $50,000 to the Company due October 1, 1996.

      On October 14, 1996, the Company, notified Petron that due to non-payment of amounts due under the MOU, the MOU was terminated.

      Petron now owns 125,000 shares of the Company's Common Stock and an 8.3% minority interest in XetaPharm.

      Petron subsequently advised the Company that it wished to return its purchased shares for its investment amount. The Company is evaluating whether to accept such offer, to exercise its option to purchase back the shares of the Company's Common Stock, or take other action.



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                                     SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Xechem International, Inc.



                               By:          /s/ Dr. Ramesh C. Pandey
                                   Dr. Ramesh C. Pandey, President and Chief
                                    Executive Officer




Dated:  November 21, 1996






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                            STOCKHOLDERS AGREEMENT

      AGREEMENT, dated November 18, 1996, among Xechem International, Inc., a Delaware corporation (the "Company"); David Blech (the "Purchaser"); and Ramesh
C. Pandey ("Pandey").

      WHEREAS, Pandey is the principal stockholder of the Company;

      WHEREAS, pursuant to a Stock Purchase Agreement (the "Purchase Agreement") among the Company, the Purchaser, and Pandey, the Purchaser and Pandey are on and after the date hereof acquiring certain shares of the capital stock of the Company; and

      WHEREAS,   Pandey  and  the   Purchaser   desire  to  provide   reasonable
restrictions upon the transfer of shares of such capital stock and to agree to vote such shares in accordance with this Agreement;

      NOW, THEREFORE, it is hereby agreed as follows:

      I     Certain Definitions.  For purposes of this Agreement, the following terms shall have
the meanings indicated:

      1.1. Common Shares. "Common Shares" shall mean shares of the Company's Common
Stock, par value $.00001 per share.

      1.2. Dispose Of. "Dispose Of" shall mean pledge, hypothecate, give away, sell, grant anoption with respect to, or otherwise transfer, other than pursuant to a plan of merger or
consolidation, to anyone, whether or not he is then a Stockholder. The term "Disposition" shall have a correlative meaning.

      1.3. Eligible Holders. "Eligible Holders" shall mean holders of Registrable Securities.

      1.4. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      1.5. Family Donee. "Family Donee" with respect to a Stockholder shall mean
(a) any parent, child, descendant, or sibling of the Stockholder, the spouse of any of the foregoing, or the spouse of the Stockholder; (b) any trust established by the Stockholder, or any trustee, custodian, fiduciary, or foundation which will hold the shares of Shares for charitable purposes or for the benefit of the Stockholder or any of the persons described in Section 1.5(a); and (c) committees, guardians, or other legal representatives of the Stockholder or of any of the persons described in Section 1.5(a).



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      1.6.  Majority Holders.  "Majority Holders" shall mean stockholders who hold (or would
hold, if all Purchaser Shares were converted to Common Shares) a majority of the

Registrable Securities.

      1.7. Pandey Stockholders. "Pandey Stockholders" shall mean Pandey and all persons who obtain Shares from Pandey or another Pandey Stockholder in accordance with
Section 2.1(b).

      1.8. Public Transaction. "Public Transaction" shall mean any Dispositionof Shares in anopen market broker's or underwritten transaction, hether pursuant to an offering registered under the Securities Act or pursuant to Rule 144 under the Securities Act.

      1.9. Purchaser Shares. "Purchaser Shares" shall have the meaning as defined in the
Purchase Agreement.

      1.10. Purchaser Stockholders. "Purchaser Stockholders" shall mean the Purchaser, any other person who acquires Purchaser Shares pursuant to the Purchase Agreement, and any person
who acquires Shares from another Purchaser Stockholder other than in a Public Transaction.

      1.11. Registrable Securities. "Registrable Securities" at any time shall mean then outstanding or reserved for issuance Common Shares (or, if the Amendment (as defined in the Purchase Agreement) is not filed by July 1, 1997, shares of Series 2 Stock) which are Purchaser Shares or underlying Conversion Shares (as defined in the Purchase Agreement) and which (i) are owned by (or issuable upon conversion of Purchaser Shares owned by) the Purchaser Stockholders and (ii) are not then eligible for immediate sale pursuant to an effective registration statement under the Securities Act or pursuant to paragraph (k) of Rule 144 under the Securities Act.

      1.12. SEC.  "SEC" shall mean the Securities and Exchange Commission.

      1.13. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

      1.14. Shares. "Shares" shall mean all shares of capital stock of the Company, including
Common Shares.

      1.15. Stockholder. "Stockholder" shall mean any person, other than the Company, who is or becomes a party to this Agreement.


      II    Restrictions on Transfer

      2.1. Permitted Transfer(a) No Pandey Stockholder shall Dispose Of any Shares without the consent of the Purchaser, except as permitted by Section 2.1(b) or the last sentence of Section 2.2. Any other purported disposition shall be void.


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      (b) Notwithstanding Section 2.1(a), any Pandey Stockholder may at any time and from time to time (i) Dispose Of all or a part of his Shares to (A) one or more of his Family Donees if each such Family Donee becomes a party to this Agreement upon acquisition of such Shares or (B) any other Pandey Stockholder who is a party to this Agreement or (ii) pledge Shares if the pledgee agrees not to seek the transfer of such Shares (on foreclosure or otherwise) except in accordance with Section 2.1(a). Any Pandey Stockholder effecting a Disposition pursuant to this Section 2.1(b) shall give immediate notice thereof to the Purchaser, including the name and address of the recipient of the Disposed Of Shares and a copy of such transferee's agreement as required pursuant to this
Section 2.1(b).

      2.2. Tag-Along. If (a) any Pandey Stockholder shall propose to Dispose Of any Shares other than pursuant to Section 2.1(b), or (b) any Purchaser
Stockholder shall propose to Dispose Of any Shares, such Stockholder (the "Selling Stockholder") shall give notice (a "Notice") of such proposed Disposition to the Purchaser, if the Selling Stockholder is a Pandey Stockholder, or Pandey, if such Selling Stockholder is a Purchaser Stockholder, describing the proposed Disposition. If such Disposition is a sale of Common Shares other than pursuant to a Public Transaction, then, in addition to the requirements of Section 2.1 (if the Selling Stockholder is a Pandey Stockholder), the Purchaser Stockholders collectively (if the Selling Stockholder is a Pandey Stockholder) or the Pandey Stockholders collectively (if the Selling Stockholder is a Purchaser Stockholder) (the Purchaser Stockholders collectively, or any of them, or the Pandey Stockholders collectively, or any of them, as the case may be, being the "Tagging Stockholders") shall have the right, by giving notice (a "Tag- Along Notice") to the Selling Stockholder within 10 days of the Notice, to sell, on the terms and to the transferee(s) described in the Notice, a number of Common Shares equal to the number of Common Shares then held by the Tagging Stockholders multiplied by a fraction (the "Fraction"), the numerator of which is the number of Common Shares proposed to be sold by such Selling Stockholder and the denominator of which is the number of Common Shares held by all Pandey Stockholders (if the Selling Stockholder is a Pandey Stockholder) or Purchaser Stockholders (if the Selling Stockholder is a Purchaser Stockholder) at the date of the Notice; and, if the Tagging Stockholders give a Tag-Along Notice, such Selling Stockholder shall not effect such Disposition unless the Tagging Stockholders are afforded such opportunity to sell such portion of their Common Shares. Any notice given by Pandey or the Purchaser pursuant to this Section 2.2 shall be deemed given by all Pandey Stockholders or Purchaser Stockholders, respectively; and, if the Pandey Stockholders or Purchaser Stockholders are entitled to sell shares pursuant to this Section 2.2, the shares to be sold shall be allocated among the Pandey Stockholders or Purchaser Stockholders, as the case may be, in proportion to their holdings of shares of Common Stock, or as they may otherwise agree. In the case of a Disposition by a Purchaser Stockholder pursuant to a Public Transaction, then, notwithstanding Section 2.1(a), each Pandey Stockholder shall be entitled to sell the Fraction of his shares of Common Stock, on such terms as such Pandey Stockholder may obtain.

      2.3. Termination. The provisions of this Article II shall terminate on the earliest of (a) the fifth anniversary of the date hereof, (b) the date, if any, on which the Purchaser or Pandey shall have defaulted on any of its or his obligations under Section 1.1 of the Purchase Agreement (provided, that (i) only a party's rights, but not its or his obligations, shall terminate as a result of such a default and

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(ii) such termination shall not take effect until the non-defaulting  parties or party have afforded the defaulting party or parties at least 15 business days notice of and opportunity to cure such default), and (c) the date on which the Purchaser Stockholders or Pandey Stockholders beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder) less than 10% of the outstanding Common Shares.


      III   Voting Agreement

      3.1. Voting. (a) Subject to any fiduciary obligations it may have, each Purchaser Stockholder agrees to vote all Shares beneficially owned by such
Purchaser Stockholder for the election of Pandey as a director of the Company, and, further, to use his or its best efforts to cause Pandey to be named as the Chairman of the Board, President, and Chief Executive Officer of the Company. The Purchaser and each subsequent Purchaser Stockholder agrees not to Dispose Of any Shares to any person (other than in a Public Transaction) unless such transferee agrees to become a party to this Agreement as a Purchaser Stockholder, and a copy of such agreement is provided to Pandey.

      (b) The provisions of this Section 3.1 shall  terminate on the earliest of
(i) the date on which Pandey is discharged from the employ of the Company "for cause" (as such term is defined in the Employment Agreement, dated February 1994, between Pandey and the Company), (ii) the date, if any, on which Pandey shall have defaulted on any of his obligations under Section 1.1 of the Purchase Agreement (provided, that such termination shall not take effect until the Purchaser has afforded Pandey at least 15 business days notice of and opportunity to cure such default), and (iii) the date on which Pandey beneficially owns (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder) less than 10% of the outstanding Common Shares.

      3.2. Directors. (a) Following the Fourth Closing (as defined in the Purchase Agreement), the Company, Pandey, and, by their signature at the end hereof, each other current director of the Company agrees (subject to their fiduciary duties to the Company and its stockholders) to from time to time take such action as the Purchaser shall request from time to time (including, without limitation, calling and holding meetings of the Board of Directors or stockholders of the Company and amending the By-laws of the Company) to cause to be elected as directors of the Company such nominees of the Purchaser, in such number, as the Purchaser shall request.

      (b) The provisions of this Section 3.2 shall  terminate on the earliest of
(i) the fifth anniversary of the date hereof, (ii) the date, if any, on which the Purchaser shall have defaulted on any of its obligations under Section 1.1 of the Purchase Agreement (provided, that such termination shall not take effect until Pandey has afforded the Purchaser at least 15 business days notice of and opportunity to cure such default), (iii) the date, if any, on which nominees of the Purchaser constitute a majority of the Board of Directors, and (iv) the date on which the Purchaser beneficially owns (as

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



determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder) less than 50% of the outstanding Common Shares.


      IV    Registration Rights

      4.1. Request for Registration. (a) Subject to Sections 4.1(b) and (c), if the Company shall receive a written request (specifying that it is being made pursuant to this Article IV) from Majority Holders that the Company file a registration statement under the Securities Act covering the registration of at least 5% of the Registrable Securities, the Company shall, within ten business days of the receipt thereof, give written notice of such request to all Eligible Holders and shall file as soon as practicable, and in any event within 60 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Eligible Holders request to be registered within 30 days of the mailing of such notice to all Eligible Holders.

      (b) Notwithstanding the foregoing, (i) the Company shall not be obligated to effect a registration pursuant to this Section 4.1 during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on a date six months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; (ii) if the Company shall furnish to the Eligible Holders initiating the registration request hereunder (the "Initiating Eligible Holders") a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to file a registration statement shall be deferred for a period not to exceed six months; provided, however, that the Company may furnish such a certificate to Initiating Eligible Holders only once in any one-year time period; and (iii) if the managing underwriter of an underwritten offering to be made pursuant to this Section 4.1 advises the Initiating Eligible Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Eligible Holders shall so advise all Eligible Holders whose Registrable Securities would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Eligible Holders thereof in proportion to the amount of Registrable Securities owned by each Eligible Holder.

      (c) The Company shall be obligated to effect only two registrations pursuant to this Section 4.1.

      4.2. "Piggyback" Registration. (a) Subject to Section 4.2(b), if at any time the Company determines to register (including for this purpose a registration effected by the Company for stockholders other than the Eligible Holders) any Common Shares under the Securities Act in connection with the public offering of such securities solely for cash on an SEC Form that would also

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



permit the registration of the Registrable Securities (other than Forms S-4 and S-8), the Company shall promptly give each Eligible Holder written notice of such determination. Upon the written request of each Eligible Holder given within 20 days after mailing of any such notice by the Company, the Company shall, subject to the provisions of this Section 4.2, cause to be registered under the Securities Act all of the Registrable Securities that each such Eligible Holder has requested be registered; provided however, that the Company shall not be required to proceed with such registration if the offering is abandoned in its entirety and no other securities are offered for sale.

      (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this
Section 4.2 to include any of the Eligible Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by the Eligible Holders and other stockholders having registration rights to be included in such offering exceeds the amount of securities to be sold other than by the Company (or the stockholders initiating the registration) that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. In such event, the securities requested to be included which are excluded shall be apportioned pro rata among the Eligible Holders and, to the extent permitted by the contractual rights of other selling stockholders, all other prospective selling stockholders according to the total amount of securities requested to be included therein owned by each such Eligible Holder and other selling stockholder or in such other proportions as shall mutually be agreed to by such Eligible Holders and such other selling stockholders.

      4.3. Obligations of the Company. Whenever required under this Article IV to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, to keep such registration statement effective for up to 90 days.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Eligible Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be necessary for the Eligible Holders to dispose of the Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or subject itself to taxation in any such states or jurisdictions.

            (e) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter, if any, of such offering. Each Eligible Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Eligible Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Make generally available to its stockholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (including by means of satisfying the provisions of Rule 158 under the Securities Act) as soon as reasonably practical covering the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement.

      4.4. Furnish Information. The Company shall not be required to include in any registration any Registrable Securities unless the holder thereof shall have furnished to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

      4.5. Expenses of Registration. All expenses other than underwriting discounts and commission incurred in connection with any registration, filing, or qualification pursuant to this Article IV, including, without limitation, all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the Eligible Holders and any other selling stockholders selected by them shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.1 if the registration request is subsequently withdrawn at the request of the Eligible Holders of a majority of the Registrable Securities to be registered (in which case all participating Eligible Holders shall bear such expenses), unless, at the time of such withdrawal, the Eligible Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Eligible Holders at the time of their request, in which case the Eligible Holders shall not be required to pay any such expenses and shall retain all rights pursuant to Section 4.1.

      4.6. Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under this Article IV:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Eligible Holder participating in such registration, the officers and directors of each such Eligible Holder, any underwriter (as defined in the Securities Act) for such Eligible Holder and each person, if any, who controls such Eligible Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages (as defined in the Purchase Agreement) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such Damages arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law; and the Company will reimburse each such Eligible Holder, officer or director, underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action; provided, however, that the Company shall not be liable in any such case for any such Damages to the extent that it arises out of or is based upon (x) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Eligible Holder or underwriter or (y) any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any preliminary prospectus or final prospectus, if the final prospectus or the final prospectus as amended or supplemented, respectively, which shall have been furnished, to the underwriter or Eligible Holder claiming indemnification, prior to the time such underwriter sent written confirmation of or the Eligible Holder made such sale to the person alleging such statement, alleged statement, omission, or alleged omission, does not contain such statement, alleged statement, omission, or alleged omission and a copy of such final prospectus or such prospectus as amended or supplemented, respectively, shall not have been sent or given to such person; and provided, further, that in no case shall the Company be liable for amounts paid in settlement if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld.

            (b) To the extent permitted by law, each Eligible Holder participating in any registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each controlling person, and any underwriters, against any Damages to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the Securities Act, the Exchange Act, or other federal or state law, insofar as such Damages arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Eligible Holder expressly for use in connection with such registration or as a result of a circumstance described in clause (y) of Section 4.6(a); and each such Eligible Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such action; provided, however, that the indemnity agreement contained in this Section 4.6(b) shall not apply to amounts paid in settlement if such settlement is effected without the consent of the Eligible Holder, which consent shall not be unreasonably withheld; provided further that, in no event shall any indemnity under this Section 4.6(b) exceed the net proceeds from the offering received by such Eligible Holder.

            (c)  Promptly  after  receipt  by an  indemnified  party  under this
      Section 4.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually reasonably satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

            (d) To provide for just and equitable contribution under the Securities Act in any case in which (i) any indemnified party makes claim for indemnification pursuant to this Section 4.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact the express provisions of this
      Section 4.6 provide for indemnification, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the indemnifying party in lieu of indemnifying such indemnified party hereunder shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying parties on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying parties and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            The parties further agree that it would not be just and equitable if contribution pursuant to this Section 4.6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this Section 4.6(d), in no event shall any contribution under this Section 4.6(d) exceed the net proceeds from the offering received by such Eligible Holder. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The  obligations of the Company and Eligible  Holders under this
      Section 4.6 shall survive the completion of any offering of Registrable Securities.

      4.7. Amendment of Registration Rights. Any provision of this Article IV may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Holders. Any amendment or waiver effected in accordance with this Section 4.7 shall be binding upon each holder of Registrable Securities, each future holder of all such securities, and the Company.


      V     Miscellaneous

      5.1. Legend. The following legend shall be noted conspicuously on all certificates representing shares of Shares heretofore or hereafter issued which are subject to the terms of this
Agreement:

      "The shares represented by this certificate are subject to restrictions on transfer and voting, as provided in an agreement dated November 18, 1996 among the Company and certain of its stockholders, a copy of which is on file with the Secretary of the Company."

Each person signing this Agreement other than the Company agrees severally and not jointly to deliver to the Company, as promptly as possible but in any event within ten business days from the date of this Agreement, certificates representing shares of Shares owned by him for legending.

      5.2. Transfers. The Company agrees not to effect a transfer on its books of any Shares which are subject to the terms of this Agreement except in accordance with such terms.

      5.3. Secretary to Retain Copy. A copy of this Agreement shall be filed with the Secretary of the Company.

      5.4. Stock Changes. The provisions of this Agreement shall be deemed to apply equally to any Shares or other securities distributed in respect of Shares.

      5.5. Further Actions. At any time and from time to time each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

      5.6. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to him, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

      5.7. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

      5.8. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the Purchase Agreement or, in the case of a person who becomes a Stockholder after the date of this Agreement, at the address of such party as reflected on the books and records of the Company (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5.8). Notices to the estate of a Stockholder shall be sufficient if addressed to the Stockholder as provided in this Section 5.8. Except as otherwise specifically provided in this Agreement, any notice given by certified mail shall be deemed given at the time of certification thereof except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

      5.9. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      5.10. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the corporate parties hereto and the respective assigns, heirs, and personal representatives of the individual parties hereto, and shall inure to the benefit of the indemnified parties under Article IV.

      5.11. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 5.10).

      5.12. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person
or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

      5.13. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this
 Agreement

      5.14. Pronouns. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

      5.15. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York (except with respect to matters governed by the General Corporation Law of the State of Delaware), without giving effect to conflict of laws.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.
                           XECHEM INTERNATIONAL, INC.


                             By /s/ Ramesh C. Pandey
                                                Ramesh C. Pandey, President




                                                      /s/ Ramesh C.  Pandey
                                                      Ramesh C. Pandey



                                                       /s/ David Blech
                                                      David Blech


AGREED AS TO SECTION 3.2:


      /s/ Brian Arenare
      Brian Arenare


      /s/ Lester A. Mitscher
      Lester A. Mitscher

                           STOCK PURCHASE AGREEMENT


                                     AMONG


                          XECHEM INTERNATIONAL, INC.,

                                 DAVID BLECH,

                                      AND

                               RAMESH C. PANDEY



                               November 18, 1996

                                                                            Page


                                TABLE OF CONTENTS

                                                                            Page

I.    The Exchanges                                                            1
      1.1.  Terms of the Exchange                                              1
      1.2.  The Closings                                                       3

II    Representations and Warranties of the Company and Pandey                 3
      2.1.  Organization and Qualification                                     3
      2.2.  SEC Reports                                                        3
      2.3.  Capitalization                                                     3
      2.4.  Litigation and Claims                                              4
      2.5.  Authority to Sell                                                  4
      2.6.  No Conflicts                                                       4
      2.7.  Valid Issuance, Etc.                                               5
      2.8.  Completeness of Disclosure
III   Additional Representations and Warranties of Pandey                      5
      3.1.  Authority to Act                                                   5
      3.2.  No Conflicts                                                       5
      3.3.  Non-Distributive Intent                                            6
      3.4.  Pandey Debt and Preferred Stock                                    6
      3.5.  Completeness of Disclosure                                         6

IV    Representations and Warranties of the Purchaser                          6
      4.1.  Authority to Buy                                                   6
      4.2.  No Conflicts                                                       6
      4.3.  Non-Distributive Intent                                            7
      4.4.  Completeness of Disclosure                                         7

V     Conditions to Obligations of the Purchaser                               7
      5.1.  Accuracy of Representations and Compliance with Conditions         7
      5.2.  Opinion of Counsel                                                 8
      5.3.  Legal Action                                                       8
      5.4.  No Governmental Action                                             8
      5.5.  Contractual Consents Needed                                        8
      5.6.  Stockholders Agreement                                             8
      5.7.  Pandey Closing                                                     8
      5.8.  Consulting Agreement                                               8
      5.9.  Bankruptcy                                                         8
      5.10. Chief Executive                                                    8

VI    Conditions to the Obligations of the Company and Pandey                  9
      6.1.  Accuracy of Representations and Compliance with Conditions         9

                                                                            Page


      6.2.  Opinion of Counsel                                                 9
      6.3.  Legal Action                                                       9
      6.4.  No Governmental Action                                             9
      6.5.  Contractual Consents Needed                                        9
      6.6.  Stockholders Agreement                                             9
      6.7.  Purchaser Closing                                                  9
      6.8.  Fairness Opinion                                                   9

VII   Covenants and Agreements                                                 9
      7.1.  Advice of Changes                                                 10
      7.2.  Confidentiality                                                   10
      7.3.  Public Statements                                                 10
      7.4.  Furnish Future Information                                        10
      7.5.  Amendment                                                         10
      7.6.  Nasdaq                                                            11
      7.7.  Employment Agreement                                              11
      7.8.  Expenses                                                          11
      7.9.  Pandey Debt                                                       11

VIII  Indemnification                                                         11
      8.1.  General                                                           11
      8.2.  Indemnity Procedures                                              11
      8.3.  Exclusivity                                                       12
      8.4.  Survival                                                          12

IX    Termination                                                             12
      9.1.  Termination                                                       12
      9.2.  Effect of Termination                                             13

X     Miscellaneous                                                           13
      10.1. Further Actions                                                   13
      10.2. Availability of Equitable Remedies                                13
      10.3. Modification                                                      13
      10.4. Notices                                                           14
      10.5. Waiver                                                            14
      10.6. Binding Effect                                                    14
      10.7. No Third Party Beneficiaries                                      15
      10.8. Separability                                                      15
      10.9. Headings                                                          15
      10.10.Counterparts; Governing Law                                       15

LIST OF EXHIBITS

Exhibit 1.1       -     Stockholders Agreement
Exhibit 2.3A      -     Capitalization
Exhibit 2.3B      -     Commitments
Exhibit 2.3C      -     Warrant Adjustments
Exhibit 2.5       -     Certificate of Designation
Exhibit 2.6       -     Consents
Exhibit 4.3       -     Disclosure Documents
Exhibit 5.2       -     Opinion of Duane, Morris & Heckscher
Exhibit 5.8       -     Consulting Agreement
Exhibit 6.2       -     Opinion of Herzfeld & Rubin

                            STOCK PURCHASE AGREEMENT

      Agreement, dated November 18, 1996, among Xechem International, Inc., a Delaware corporation (the "Company"); David Blech (the "Purchaser"); and Ramesh
C. Pandey ("Pandey").

      The Purchaser and Pandey desire to acquire certain shares of the capital stock of the Company, in exchange for cash and debt of the Company as hereinafter provided, and the Company desires to effect such exchange.

I.    The Exchanges

      1.1. Terms of the Exchange. On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this
Agreement:

            (a)   at the Initial Closing (as defined below):

                  (i) the  Company  shall issue to the  Purchaser a  certificate registered  in the  name of the  Purchaser  for  5,000  shares  (the
            "Initial Shares") of the Class C Series 2 Convertible Voting Preferred Stock (the "Series 2 Stock") of the Company;

                  (ii) in  consideration  for the Initial Shares,  the Purchaser shall deliver to the Company (A) the promissory note, dated October 17, 1996, from the Company to The Edward A. Blech Trust, in the principal amount of $100,000, and any subsequent promissory notes issued by the Company to such Trust or the Purchaser, each marked paid in full, and (B) the excess, if any, of $500,000 over the aggregate principal amount of such promissory notes and any other advances made by such Trust or the Purchaser, by wire transfer of immediately available funds (the Purchaser hereby agreeing to provide evidence, reasonably acceptable to the Company, at the Initial Closing that repayment to the Trust of such advances has been made); and

                  (iii) the parties  shall enter into a  Stockholders  Agreement
            (the "Stockholders Agreement") in the form attached as Exhibit 1.1 hereto;

      (b)   at each of the Second Closing and the Third Closing
 (each as defined below):

                  (i) the  Company  shall issue to the  Purchaser a  certificate registered in the name of the Purchaser for 5,000 shares (the "Second Shares" or "Third Shares," respectively) of the Series 2 Stock; and

                  (ii) in  consideration  for the Second Shares or Third Shares, as the case may be, the Purchaser shall deliver to the Company $500,000 by wire transfer of immediately available funds;

      (c)   at the Fourth Closing (as defined below),

                  (i) the  Company  shall issue to the  Purchaser a  certificate registered in the name of the Purchaser for 7,500 shares (the "Fourth Shares") of the Series 2 Stock;

                  (ii) in  consideration  for the Third  Shares,  the  Purchaser
            shall   deliver  to  the  Company   $750,000  by  wire  transfer  of
            immediately available funds;

                  (iii) the Company shall issue to Pandey a certificate registered in his name for 13,180 shares (the "Pandey Shares") of the Class C Series 3 Convertible Voting Preferred Stock (the "Series 3 Stock") of the Company; and

                  (iv) in  consideration  for the Pandey  Shares,  Pandey  shall deliver to the Company (A) all promissory notes or other instruments evidencing the indebtedness owed as of the date of this Agreement by the Company or any of its subsidiaries to Pandey (the "Pandey Debt"), marked paid in full, and (B) the stock certificate(s) held by Pandey representing the Class B 8% Preferred Stock of the Company (the "Class B Preferred Stock"), together with a stock power related thereto;

      (d)   at the Fifth Closing (as defined below):

                  (i) the  Company  shall issue to the  Purchaser a  certificate registered in the name of the Purchaser for 17,500 shares (the "Fifth Shares") of the Series 2 Stock; and

                  (ii) in  consideration  for the Fifth  Shares,  the  Purchaser shall deliver to the Company $1,750,000 by wire transfer of immediately available funds; and

      (e)   at the Sixth Closing (as defined below),

                  (i) the  Company  shall issue to the  Purchaser a  certificate registered in the name of the Purchaser for 10,000 shares (the "Sixth Shares") of the Series 2 Stock;

                  (ii) in  consideration  for the Sixth  Shares,  the  Purchaser shall deliver to the Company $1,000,000 by wire transfer of immediately available funds;

      (f)   at the Final Closing (as defined below):

                  (i) the  Company  shall issue to the  Purchaser a  certificate registered in the name of the Purchaser for 5,000 shares (the "Final Shares" and, together with the Initial Shares, the Second Shares, the Third Shares, the Fourth Shares, the Fifth Shares, and the Sixth Shares, the "Purchaser Shares") of the Series 2 Stock;

                  (ii) in  consideration  for the Final  Shares,  the  Purchaser
            shall   deliver  to  the  Company   $500,000  by  wire  transfer  of
            immediately available funds.

      (g) Notwithstanding the foregoing, if, prior to any Closing Date (as hereinafter defined), the Conversion Date (as defined in the Certificate of Designation (as hereinafter defined)) has occurred, the Purchaser and Pandey, to the extent applicable, shall receive, at the Closing (as hereinafter defined) held on such Closing Date, in lieu of the shares of Series 2 Stock or Series 3 Stock, respectively, issuable as provided above, the shares of Common Stock into which such shares of Series 2 Stock or Series 3 Stock would have been convertible on such Closing Date. In such case, the shares of Common Stock so delivered shall be deemed the Purchaser Shares or Pandey Shares delivered at such Closing.

      (h) At the option of the Purchaser, the Purchaser may, at any Closing, purchase some or all of the Purchaser Shares to be purchased at a subsequent Closing. The Purchaser shall give the Company five business days prior notice of intent to exercise the option set forth in this Section 1.1(h).

      1.2. The ClosingsThe closing of the transactions contemplated by Section 1.1(a) (the "Initial Closing") shall take place on or as soon as practicable after the date hereof (the "Initial Closing Date"). The closings of the transactions contemplated by Sections 1.1(b), (c), (d), (e), and (f) (the "Second Closing," "Third Closing," "Fourth Closing," "Fifth Closing," "Sixth Closing," and "Final Closing," consecutively, and collectively, including the Initial Closing, the "Closings") shall take place on such dates (the "Second
Closing Date," "Third Closing Date," "Fourth Closing Date," "Fifth Closing Date," "Sixth Closing Date," and "Final Closing Date," consecutively, and collectively, including the Initial Closing Date, the "Closing Dates") shall take place on or before December 2, 1996, December 16, 1996, January 15, 1997, February 17, 1997, June 2, 1997, and July 15, 1997, consecutively, as the Purchaser shall, on five business days notice, inform the Company that the Purchaser is prepared to proceed with the respective Closing. Each Closing shall take place at the offices of Duane, Morris & Heckscher, 122 East 42nd Street, New York, New York.


II    Representations and Warranties of the Company and Pandey

      The Company and Pandey, jointly and severally, represent and warrant to the Purchaser as follows:

      2.1. Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

      2.2. SEC Reports. The Company has delivered to the Purchaser true and correct copies of its Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1995 (the "10- K"), Quarterly Reports on Form 10-QSB for the periods ended March 31 and June 30, 1996, all Current Reports on Form 8-K filed with the Securities and Exchange Commission (the "SEC") since the filing of the 10-K, and its Proxy Statement dated May 24, 1996 (collectively, the "SEC Reports"). None of the SEC Reports when filed with the SEC contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. From the date of the last SEC Report to each Closing Date, no event has occurred which caused a material adverse change in the business of the Company, except as disclosed (a) in this Agreement or one of the Exhibits hereto, (b) in a report or statement filed with the SEC on or before such Closing Date, a copy of which is delivered to the Purchaser in accordance with Section 7.4, or (c) to the Purchaser in writing prior to such Closing Date.

      2.3. Capitalization. Set forth on Exhibit 2.3A is the capitalization of the Company (a) as of August 31, 1996 and (b) pro forma, giving effect to certain transactions described on Exhibit 2.3A which occurred subsequent to such date and prior to the date hereof and to the transactions contemplated by this Agreement as if all such transactions (including the issuance of all of the Purchaser Shares and Pandey Shares) had occurred on such date. Since August 31, 1996, the Company has not issued any shares of its capital stock except (c) as indicated on Exhibit 2.3A or Exhibit 2.3B, (d) issuances on exercises of previously outstanding stock options, (e) pursuant to this Agreement, or (f) issuance approved in writing by the Purchaser or approved by the Board of Directors of the Company at a time when a majority of the directors of the Company were nominees of the Purchaser. Other than this Agreement or as described on Exhibit 2.3B, there is (g) no commitment, plan, or arrangement to issue, or outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company, or to issue or calling for the issuance of any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company, and (h) no outstanding security or other instrument convertible into or exchangeable for capital stock of the Company. Set forth as Exhibit 2.3C is a description of the adjustments made in the exercise price of certain outstanding warrants (the "Warrants") and estimated adjustments which will result from the transactions contemplated hereby. It is understood that such estimated adjustments are based on various assumptions, as indicated on Exhibit 2.3C (including, without limitation, dates for and numbers of shares to be issued at the Closings which are not identical to the dates and numbers of shares set forth in Section 1.1), and that no representation is made as to whether such assumptions are reasonable, are likely to be or will be achieved, or as to the adjustments to such exercise price which would result from facts different than those set forth in such assumptions.

      2.4. Litigation and Claims. Except as disclosed in the SEC Reports, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened, with respect to the Company, except as would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries (each, a "Subsidiary") taken as a whole.

      2.5. Authority to Sell. The Company has all requisite power and authority to execute, deliver, and perform this Agreement and the Stockholders Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement and the Stockholders Agreement by the Company, except for (a) the filing of the Amended and Restated Certificate of Designation setting forth the terms of the Series 2 Stock and the Series 3 Stock (the "Certificate of Designation"), which will be filed, in the form attached hereto as Exhibit 2.5, on or before the First Closing Date and (b) approval of the stockholders of the Company ("Stockholder Approval") of an amendment to the Certificate of

Incorporation (the "Amendment") to increase the number of authorized shares of the Company's Common Stock (the "Common Stock") as contemplated by Section 7.5. Each of this Agreement and the Stockholders Agreement has been duly authorized by the Company, this Agreement has been, and at the Initial Closing the Stockholders Agreement will be, duly executed and delivered by the Company, and each of this Agreement and the Stockholders Agreement constitutes or will constitute the legal, valid, and binding obligation of the Company and is or will be enforceable as to the Company in accordance with its terms.

      2.6. No Conflicts. Except as set forth in Sections 7.5 and 7.6, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by the Company. No consent of any party to any contract, agreement, instrument, lease, or license (collectively, "Contracts") to which the Company or any Subsidiary is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by the Company (except consents referred to in Exhibit 2.6); and the execution, delivery, and performance of this Agreement and the Stockholders Agreement by the Company will not (if the consents referred to in Exhibit 2.6 are obtained prior to the Initial Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of the Company or any Subsidiary that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such Contract or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company or any Subsidiary, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or any Subsidiary or to which it or any of its businesses, properties, or assets are subject.

      2.7. Valid Issuance, Etc. At each Closing, the Purchaser Shares or Pandey Shares to be issued at such Closing will be validly authorized, validly issued, fully paid, and nonassessable and will not have been issued in violation of any preemptive right of stockholders, and the Purchaser or Pandey, as the case may be, will receive good title to the shares issued to it or him, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than the Stockholders Agreement. Subject to receipt of the Stockholder Approval and filing of the Amendment, the shares of Common Stock issuable on conversion of the Purchaser Shares and Pandey Shares (the "Conversion Shares") have been reserved for issuance and, when issued and delivered on conversion of the Purchaser Shares or Pandey Shares, will be validly authorized, validly issued, fully paid, and nonassessable and will not have been issued in violation of any preemptive right of stockholders, and the holders of such converted the Purchaser Shares or Pandey Shares, as the case may be, will receive good title to the shares issued to it or him, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than the Stockholders Agreement.

      2.8. Completeness of Disclosure. No representation or warranty by the Company in this Agreement contains or (except for changes beyond the control of the Company) on any Closing Date will contain an untrue statement of a material fact or omits or (except for changes beyond the control of the Company) on any Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.


III   Additional Representations and Warranties of Pandey

      Pandey represents and warrants to the other parties hereto as follows:

      3.1. Authority to Act. This Agreement has been, and at the Initial Closing the Stockholders Agreement will be, duly executed and delivered by Pandey, and each of this Agreement and the Stockholders Agreement constitutes or will constitute the legal, valid, and binding obligation of Pandey and is or will be enforceable as to Pandey in accordance with its terms.

      3.2. No Conflicts. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Pandey for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by Pandey. No consent of any party to any Contract to which Pandey is a party, or to which he or any of his businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by Pandey (except consents referred to in Exhibit 2.6); and the execution, delivery, and performance of this Agreement and the Stockholders Agreement by Pandey will not (if the consents referred to in Exhibit 2.6 are obtained prior to the Initial Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Pandey that he was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such Contract, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Pandey or to which he or any of his businesses, properties, or assets are subject.

      3.3. Non-Distributive Intent. Pandey is an "accredited investor," as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Pandey is acquiring the Pandey Shares, and on conversion of any Pandey Shares will acquire the underlying Conversion Shares, for his own account (and not for the account of others) for investment and not with a view to the distribution thereof. Pandey will not sell or otherwise dispose of the Pandey Shares or Conversion Shares (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing the Pandey Shares and the Conversion Shares may contain a legend to the foregoing effect. Pandey has been given access to the kind of financial and other information about the Company as would be contained in a registration statement filed under the Securities Act. Pandey understands that he may not sell or otherwise dispose of the Pandey Shares or Conversion Shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

      3.4. Pandey Debt and Preferred Stock. Pandey owns all of the Pandey Debt and all of the shares of Class B Preferred Stock, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than this Agreement and the agreement referred to on Exhibit 2.6. Pandey owns no other shares of preferred stock of the Company, except 2,500 shares of the Class A Voting Preferred Stock of the Company.

      3.5. Completeness of Disclosure. No representation or warranty by Pandey in this Agreement contains or (except for changes beyond the control of Pandey) on any Closing Date will contain an untrue statement of a material fact or omits or (except for changes beyond the control of Pandey) on any Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.


IV    Representations and Warranties of the Purchaser

      The Purchaser represents and warrants to the other parties hereto as follows:

      4.1. Authority to Buy. This Agreement has been, and at the Initial Closing the Stockholders Agreement will be, duly executed and delivered by the Purchaser, and each of this Agreement and the Stockholders Agreement is or will be the legal, valid, and binding obligation of the Purchaser and is or will be enforceable as to the Purchaser in accordance with its terms.

      4.2. No Conflicts. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Purchaser for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by the Purchaser. No consent of any party to any Contract to which the Purchaser is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by the Purchaser; and the execution, delivery, and performance of this Agreement and the Stockholders Agreement by the Purchaser will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of the Purchaser that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such Contract, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Purchaser or to which it or any of its businesses, properties, or assets are subject.

      4.3. Non-Distributive Intent. The Purchaser is an accredited investor. The Purchaser is acquiring the Purchaser Shares, and on conversion of any the Purchaser Shares will acquire the underlying Conversion Shares, for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. The Purchaser will not sell or otherwise dispose of the Purchaser Shares or Conversion Shares (whether pursuant to a liquidating distribution or otherwise) without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing the Purchaser Shares and the Conversion Shares may contain a legend to the foregoing effect. The Purchaser has been given access to the kind of financial and other information about the Company as would be contained in a registration statement filed under the Securities Act. Without limiting the foregoing, the Purchaser acknowledges receipt of the SEC reports and the other documents listed in or attached to Exhibit 4.3. The Purchaser understands that it may not sell or otherwise dispose of the Purchaser Shares or Conversion Shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

      4.4. Completeness of Disclosure. No representation or warranty by the Purchaser in this Agreement contains or (except for changes beyond the control of the Purchaser) on any Closing Date will contain an untrue statement of a material fact or omits or (except for changes beyond the control of the Purchaser) on any Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.


V     Conditions to Obligations of the Purchaser

      The obligations of the Purchaser at any Closing under this Agreement are subject, at the option of the Purchaser, to the following conditions:

      5.1. Accuracy of Representations and Compliance with Conditions. All representations and warranties of the Company or Pandey contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of such Closing as though such representations and warranties were then made in exactly the same language by the Company or Pandey (except for changes beyond its or his control); as of the Closing the Company and Pandey shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement; and the Purchaser shall have received certificates executed by the President or Vice President - Finance and Operations of the Company and by Pandey, dated the respective Closing Date, to that effect.

      5.2. Opinion of Counsel. The Purchaser shall have received on such Closing Date the opinion of Duane, Morris & Heckscher, counsel to the Company, dated as of such date, in the form attached as Exhibit 5.2.

      5.3. Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions
contemplated by this Agreement, or to obtain substantial damages with respect thereto.

      5.4. No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which makes any of the transactions contemplated by this Agreement illegal or prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement.

      5.5. Contractual Consents Needed. The Company shall have obtained at or prior to such
Closing the consents listed in Exhibit 2.6.

      5.6. Stockholders Agreement. The Stockholders Agreement shall have been duly authorized, executed, and delivered by Pandey and the Company at or prior to such Closing and at
such Closing shall be in full force.

      5.7. Pandey Closing. The exchange by Pandey of the Pandey Debt and shares of Class B Preferred Stock for the Pandey Shares shall have been consummated; provided, that this Section 5.7 shall be a condition only with respect to the Fourth Closing and each subsequent Closing.

      5.8. Consulting Agreement. At the Initial Closing, the Company shall have executed and delivered a Consulting Agreement with Mark Germain substantially in the form attached hereto as
Exhibit 5.8.

      5.9. Bankruptcy. At such Closing Date, there shall not have been entered any decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company, under any federal or state bankruptcy law, and the Company shall not have (a) commenced a voluntary case under any federal or state bankruptcy law, (b) consented to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal or state bankruptcy law or the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Company or of any substantial part of its property, (c) made an assignment for the benefit of creditors, (d) admitted in writing its inability to pay its debts generally as they become due, or (e) taken any action in furtherance of any such action.

      5.10. Chief Executive. At such Closing Date, Pandey shall be the Chief Executive Officer of the Company; provided, that this Section 5.10 shall not apply if Pandey shall have been removed (other than for cause) as Chief Executive Officer by action of the Purchaser or any of its nominees as directors of the Company.

VI    Conditions to the Obligations of the Company and Pandey

      The obligations of the Company and Pandey under this Agreement are subject, at the option of the Company and Pandey, to the following conditions:

      6.1. Accuracy of Representations and Compliance with Conditions. All representations and warranties of the Purchaser contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of such Closing as though such representations and warranties were then made in exactly the same language by the Purchaser (except for changes beyond its control); as of the Closing the Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time by this Agreement; and the Company and Pandey shall have received a certificate executed on behalf of the Purchaser, dated the respective Closing Date, to that effect.

      6.2. Opinion of Counsel. The Company shall have received on the First Closing Date the opinion of Herzfeld & Rubin, counsel to the Purchaser, dated as of such date, in the form attached as Exhibit 6.2.

      6.3. Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

      6.4. No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which makes any of the transactions contemplated by this Agreement illegal or prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement.

      6.5. Contractual Consents Needed. The Company shall have obtained at or prior to such
Closing the consents listed in Exhibit 2.6.

      6.6. Stockholders Agreement. The Stockholders Agreement shall have been duly authorized, executed, and delivered by the Purchaser at or prior to such Closing and at such Closing
shall be in full force.

      6.7. Purchaser Closing. The purchase by the Purchaser of the Purchaser Shares to be purchased on or prior to such Closing Date shall have been consummated.

      6.8. Fairness Opinion. The Company shall have received a written fairness opinion, in form and substance satisfactory to the Company, from The Griffin Group, Inc.
 with respect to the
transactions contemplated by this Agreement.

VII   Covenants and Agreements

      The parties covenant and agree as follows:

      7.1. Advice of Changes Until the Final Closing or the termination of this Agreement, each party will advise the others of any fact or occurrence of which such party obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an Exhibit hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of a subsequent Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

      7.2. Confidentiality. Each party shall insure that all confidential information which such party or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of any other party shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the business and for the benefit of the party to whom such information belongs, in each case without the prior written consent of such party; provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information shall have otherwise become publicly available.

      7.3. Public Statements. Before any party shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or would be likely to result in public dissemination thereof, it shall cooperate with the other parties, shall furnish drafts of such disclosure to the other parties for comments, and shall not release any such information without the written consent of such other parties, such consent not to be unreasonably withheld; provided, that (a) any party may, without complying with this Section 7.3, make such disclosure if such disclosure is substantially similar to public disclosure previously made by any party and (b) nothing contained herein shall prevent any party from releasing any information to any governmental authority if required to do so by law or the Company from describing this Agreement and the transactions contemplated herein to the extent the Company reasonably believes it is required in its reports and filings under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      7.4. Furnish Future Information. Until the Final Closing or the termination of this Agreement, and thereafter so long as the Purchaser and its permitted assignees hereunder shall hold at least 10% of the Purchaser Shares or underlying Conversion Shares, the Company will furnish to the Purchaser and such assignees, promptly upon their becoming available, copies of all financial statements, reports, notices, and proxy statements sent by the Company to its stockholders, all regular and periodic reports filed by the Company with any securities exchange or with the SEC, and all press releases.

      7.5. Amendment. The Company will, and Pandey will cause the Company to, use their best efforts to, as soon as practicable, (a) file a proxy or information statement relating to, and call and hold a meeting of or obtain written consent of the stockholders of the Company to approve, the Amendment,
(b) obtain the Stockholder Approval, and (c) file the Amendment. The Company shall give the Purchaser prompt notice of the filing of the Amendment. Each of Pandey and the Purchaser agrees to vote or execute a written consent with respect to all shares of capital stock of the Company owned by him or it in favor of the Amendment.

      7.6. Nasdaq. Promptly after the date hereof, the Company shall give notice to the Nasdaq
Stock Market, Inc. of the issuance or potential issuance of the Purchaser Shares and Pandey Shares and the potential issuance of the Conversion Shares.

      7.7. Employment Agreement. For purposes of Section 5.5 of the Employment Agreement, dated February 1994, between Pandey and the Company, Pandey hereby agrees that he has approved the transactions contemplated by this Agreement and that, accordingly, such transactions do not and will not result in a "Change in Control" as defined in such Employment Agreement.

      7.8. Expenses. The Company shall pay the reasonable attorneys' fees and expenses of the Purchaser's counsel, not to exceed $15,000 in the aggregate. The Company shall pay such expenses at the Initial Closing or thereafter upon presentation of invoices therefor. Except for the foregoing, each party shall be responsible for his or its own expenses in connection with this Agreement.

      7.9. Pandey Debt. Effective upon delivery of the Pandey Shares, Pandey hereby releases and discharges all claims and causes of action, whether known or unknown, which he or his heirs, personal representatives, successors, or assigns ever had, now have, or hereafter may have against the Company on account of or relating to the Pandey Debt.


VIII  Indemnification

      8.1. General. Each party (the "indemnifying party") shall indemnify and hold harmless the other parties and the other parties' affiliates, officers, directors, trustees, stockholders, employees, agents, and representatives (each, an "indemnified party") from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, "Damages"), based upon or arising out of a breach of any covenant, agreement, representation, or warranty made by the indemnifying party in this Agreement or the Stockholders Agreement.

      8.2. Indemnity Procedures. (a) An indemnified party seeking indemnification under this Agreement in respect of, arising out of, or involving a claim or demand made by any person or governmental authority against the indemnified party (a "Third Party Claim") shall notify the indemnifying party in writing of the Third Party Claim within 20 days after receipt by the indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under this Agreement, except to the extent the indemnifying party shall have been prejudiced by such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

      (b) The indemnifying party shall have the right, within 30 days after being so notified, to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the indemnified party. In any such proceeding the defense of which the indemnifying party shall have so assumed, the indemnified party shall have the right to participate therein and retain its own counsel at its own expense unless (i) the indemnified party and the indemnifying party shall have mutually agreed to the retention of such counsel, (ii) the indemnified party shall have reasonably concluded on the basis of an opinion of its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and representation of both parties by the same counsel would be inappropriate in the opinion of the indemnified party's counsel due to actual or potential differing interests between them; in any such case, one such separate counsel may be retained by all indemnified parties as a group at the indemnifying party's expense. To the extent that the settlement of such a Third Party Claim, the defense of which has been assumed by the indemnifying party, involves the payment of money only, the indemnifying party shall have the right, in consultation with the indemnified party, to settle those aspects dealing only with the payment of money, provided that the indemnifying party pays such money and such settlement includes a general release from the other parties to such Third Party Claim in favor of the indemnified party. In connection with any such defense or settlement, the indemnifying party shall not enter into a consent decree involving injunctive or non-monetary relief or consent to an injunction without the indemnified party's prior written consent.

      (c) The indemnified party shall cooperate in all reasonable respects with the indemnifying party in connection with any Third Party Claims and the defense or compromise thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information reasonably relevant to the Third Party Claim, making employees available on a mutually convenient basis to provide additional information, and explanation of any material provided under this Agreement. If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not, without first waiving the indemnity as to such claim, admit any liability with respect to, or settle, compromise, or discharge, the Third Party Claim, without the indemnifying party's prior written consent, which consent shall not be unreasonably withheld; provided that admissions of facts which a party may reasonably be required to make shall not be deemed to be admissions of liability.

      8.3. Exclusivity. The indemnification provided by this Article VIII shall be the sole remedy (other than termination of this Agreement pursuant to Article
IX) for any matters relating to Third Party Claims;  provided, that this Section
8.3 shall not prohibit injunctive relief if available under applicable law.

      8.4. Survival. All representations, warranties, covenants, and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closings hereunder for a period of, and shall terminate on, the first anniversary of, the Final Closing, and no claim with respect to a breach thereof shall be made thereafter; provided, that representations and warranties contained in Sections 2.3, 2.7, 3.3, 3.4, and 4.3 shall survive indefinitely.


IX    Termination

      9.1. Termination. This Agreement may be terminated at any time prior to any Closing:

            (a) by mutual written consent executed by the Company, Pandey, and the
      Purchaser;

            (b) by the Company and Pandey, acting jointly, or the Purchaser, by notice given to the Company and Pandey in writing, without liability to the terminating party or parties on account of such termination (providing the terminating party or parties are not otherwise in default or in breach of this Agreement), if (i) any of the conditions to their or its obligations under this Agreement shall not have been satisfied or waived in writing by such parties or party or (ii) the other party or parties shall have failed to perform in any material respect its or their covenants or agreements contained herein required to be performed prior to the Closing, or shall have breached any of its or their representations or warranties contained herein, in each instance in a material respect (and provided that the terminating parties or party shall afford the other party or parties at least 15 business days notice of and opportunity to cure such breach), unless such failure is attributable to the breach by the terminating party or parties of any of its or their obligations to consummate the transactions contemplated hereby or of any of its or their other obligations hereunder; or

            (c) by any party, by notice given to the other parties in writing, without liability, if the transactions contemplated hereby shall violate any non-appealable final order, decree, or judgment of any governmental authority having competent jurisdiction or if there shall be a statute, rule, or regulation that makes such purchase illegal or otherwise prohibited.

      9.2. Effect of Termination. Upon any termination of this Agreement pursuant to Section 9.1, none of the parties shall have any liability or obligation to the others arising out of this Agreement except for any liability arising from a party's breach of this Agreement prior to such termination; provided that (a) if this Agreement shall be terminated after the occurrence of a Closing and prior to the occurrence of one or more other Closing, this Agreement shall remain in effect except with respect to the transactions contemplated to occur after the date of such termination, (b) the termination of this Agreement by a party or parties as a result of the failure or refusal of another party or parties to close all or any part of the transactions contemplated by Section 1.1 when and as required by this Agreement shall not relieve the defaulting party or parties from any liability for such failure or refusal to close (except that a termination resulting from the failure by the Purchaser to consummate the purchase of the Third Shares, Fourth Shares, Fifth Shares, Sixth Shares, or Final Shares shall relieve the Purchaser from such liability and shall be the sole remedy for such failure), and (c) in any case, the provisions of Sections 7.2, this Section 9.2, and Articles VIII and X shall survive such termination.


X     Miscellaneous

      10.1. Further Actions. At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably
necessary to effectuate the purposes of this Agreement.

      10.2. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

      10.3. Modification. This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

      10.4. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service, or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given,

            (a)   if to the Company or Pandey, at

                        Xechem International, Inc.
                        100 Jersey Avenue
                        Building B, Suite 310
                        New Brunswick, NJ 08901
                        Attn:  Dr. Ramesh C. Pandey, President
                        Facsimile No. (908) 247-4090

            (b)   if to the Purchaser,

                        225 Lafayette Street
                        Suite 1214
                        New York, NY 10012
                        Facsimile No.  (212) 431-5952

or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.4. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 10.4 shall be deemed given at the time of receipt thereof.

      10.5. Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      10.6. Binding Effect. No party may sell, assign, transfer, or otherwise convey any of its or his rights or delegate any of its or his duties under this Agreement, except as hereinafter provided, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respec tive permitted successors, assigns, and personal representatives of the parties. Notwithstanding the foregoing, the Purchaser may assign its rights and delegate its obligations to purchase any of the Shares to any person or persons, provided that (a) such person or persons agree to be bound by this Agreement and the Stockholders Agreement as if such person or persons were the Purchaser, including, without limitation, that each such person shall make representations with respect to himself or itself similar to those made by the Purchaser herein,
(b) each such person shall be reasonably acceptable to the Company (the Company hereby agreeing that The Edward A. Blech Trust and Mark Germain are reasonably acceptable assignees), and (c) no such assignment or delegation shall relieve the Purchaser of its obligations to purchase any such shares if such assignee does not. Any attempted sale, assignment, transfer, conveyance, or delegation in violation of this Section 10.6 shall be void. The provisions of this Agreement shall inure to the benefit of each indemnified party and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

      10.7. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 10.6).

      10.8. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

      10.9. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement

      10.10.Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                           XECHEM INTERNATIONAL, INC.


                             By /s/ Ramesh C. Pandey
                                             Ramesh C. Pandey, President




                                                    /s/ Ramesh C.  Pandey
                                Ramesh C. Pandey


                                                    /s/ David Blech
                                   David Blech

                                     AMENDED

              CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RIGHTS

                                       OF

               CLASS C SERIES 2 VOTING CONVERTIBLE PREFERRED STOCK

                                       AND

               CLASS C SERIES 3 VOTING CONVERTIBLE PREFERRED STOCK

                                       OF

                           XECHEM INTERNATIONAL, INC.


      Xechem International, Inc., a Delaware corporation (the "Corporation"), hereby certifies that (i) no shares of its Class C Series 2 Voting Convertible Preferred Stock or Class C Series 3 Voting Convertible Preferred Stock have been issued and (ii) pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation's Board of Directors has duly adopted the following resolution amending and restating the voting powers, designations, preferences, and relative, participating, optional, and other special rights of the shares of each such series, and the qualifications, limitations, or restrictions thereof:

      RESOLVED, that two series of the class of the authorized Class C Preferred Stock of the Corporation be created hereby, and that the designations and amounts thereof and the voting powers, preferences, and relative, participating, optional, and other special rights of the shares of each such series, and the qualifications, limitations, or restrictions thereof, are as follows:

      1. Designations and Numbers of Shares. Fifty-five thousand (55,000) shares of the Class C Preferred Stock of the Corporation are hereby constituted as a series of Class C Preferred Stock, $.00001 par value per share, and designated as "Class C Series 2 Voting Convertible Preferred Stock" (hereinafter called the "Series 2 Stock") and thirteen thousand one hundred eighty (13,180) shares of the Class C Preferred Stock of the Corporation are hereby constituted as a series of Class C Preferred Stock, $.00001 par value per share, and designated as "Class C Series 3 Voting Convert ible Preferred Stock" (hereinafter called the "Series 3 Stock"; the Series 2 Stock and the Series 3 Stock are hereinafter collectively called the "1996 Convertible Preferred Stock").

      2. Liquidation. Upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation (a "Liquidation"), the holder of each share of each series of 1996 Convertible
Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of Common Stock of the Corporation or to the holders of other stock of the Corporation that ranks junior to such series of the 1996 Convertible Preferred Stock in respect to distributions upon a Liquidation of the Corporation ("Junior Stock"), an amount equal to $100 per share (the "Stated Value"), plus an amount equal to all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for distribution of assets of the Corporation to the holders of the 1996 Convertible Preferred Stock. The Series 2 Stock and Series 3 Stock shall rank pari passu in right to distributions on Liquidation, shall rank senior to the Class A Voting Preferred Stock and Class B 8% Preferred Stock of the Corporation, and shall rank junior to the Class C Series 1 Preferred Stock of the Corporation. Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities or any other property, shall be considered a Liquidation. Written notice of any Liquidation shall be given to the holders of the 1996 Convertible Preferred Stock not less than thirty days prior to any payment date stated therein.

      3.    Conversion.

      3.1 On the Conversion Date (as hereinafter defined), each share of 1996 Convertible Preferred Stock shall be converted automatically, without any further action by the holder thereof or by the Corporation, into shares of the Corporation's Common Stock (the "Conversion Shares") at a conversion price of
(a) in the case of the Series 2 Stock, $.05 per share (as adjusted, the "Series 2 Conversion Price"), subject to the next sentence and certain adjustments as described below, and (b) in the case of the Series 3 Stock, $.0625 per share (as adjusted, the "Series 3 Conversion Price"; the Series 2 Conversion Price and the Series 3 Conversion Price are each hereinafter referred to as a "Conversion Price"), subject to certain adjustments as described below. Notwithstanding the foregoing, from and after the date on which the Stock Purchase Agreement (the "Purchase Agreement") to be entered into among the Corporation, the purchaser or purchasers named therein (the "Purchaser"), and Ramesh C. Pandey shall have been terminated as a result of a default by the Purchaser on its obligations to purchase the Second Shares, Third Shares, or Fourth Shares (each as defined in the Purchase Agreement), the Series 2 Conversion Price shall be $.0625 per share, subject to the adjustments described below. The number of Conversion Shares into which the shares of 1996 Convertible Preferred Stock held by any person are so converted shall equal the aggregate Stated Value thereof divided by the applicable Conversion Price then in effect, calculated to the nearest 1/100th of a share, subject to Section 3.4.

      3.2 If the Corporation shall (a) pay a dividend or make a distribution on its outstanding shares of Common Stock in shares of its Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares, then each Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of 1996 Convertible Preferred Stock thereafter converted into Common Stock shall receive the number of Conversion Shares which he would have owned immediately following such action had the Conversion Date occurred immediately prior thereto. An adjustment made pursuant to this Section 3.2 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification. No adjustment in either Conversion Price shall be required unless such adjustment would result in an increase or decrease of at least 1% in such Conversion Price as then in effect; provided, however, that any adjustments that by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

      3.3 If the Corporation shall consolidate or merge into or with another corporation, or if the Corporation shall sell or convey to any other person or persons all or substantially all of the assets of the Corporation, or shall issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, each share of the 1996 Convertible Preferred Stock then outstanding shall entitle the holder thereof to receive the kind and amount of shares of stock, other securities, cash and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share would have been converted had the Conversion Date occurred immediately prior to such consolidation, merger, sale or conveyance, and shall have no other conversion rights.

      3.4 In connection with the conversion of any shares of 1996 Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to a like fraction of an amount equal to the closing sales price of a share of the Corporation's Common Stock on the National Association of Securities Dealers Automated Quotation System (or, if that shall not be the principal market on which the Common Stock shall be trading or quoted, then on such principal market, or, if the Common Stock shall not then be listed or traded on any established market, such price as shall be determined by the Board of Directors in good faith) on the business day preceding the Conversion Date.

      3.5 The Corporation shall use its best efforts to, as soon as practicable after the first issuance of the 1996 Convertible Preferred Stock, (a) file a proxy or information statement relating to, and call and hold a meeting of, or obtain the written consent of, the stockholders of the Company to approve an amendment (the "Amendment") to the Corporation's Certificate of Incorporation to increase its authorized Common Stock so as to provide sufficient shares of Common Stock for issuance on conversion of the 1996 Convertible Preferred Stock (on a basis as if all of the authorized shares of 1996 Convertible Preferred Stock were then outstanding), (b) obtain stockholder approval of such Amendment, and (c) file the Amendment. The "Conversion Date" shall be the date of the last to occur of (d) the filing of the Amendment and (e) the day after the closing of the issuance of the Fourth Shares or the termination of the Purchase Agreement as a result of a default by the Purchaser on its obligations to purchase the Second Shares, Third Shares, or Fourth Shares. The Company shall give each holder of 1996 Convertible Preferred Stock prompt notice of the filing of the Amendment.

      3.6 As soon as practicable after receiving notice from the Corporation of the Conversion Date, each holder of 1996 Convertible Preferred Stock shall surrender his certificate(s) evidencing such shares to the Corporation or its transfer agent at the place designated in such notice and shall

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thereupon be entitled to receive  certificates  for the  Conversion  Shares into which such shares of 1996 Convertible Preferred Stock have been converted. Notwithstanding that the certificates evidencing any shares of 1996 Convertible Preferred Stock shall not have been surrendered, from and after the Conversion Date, the shares of 1996 Convertible Preferred Stock shall no longer be deemed outstanding, the holders thereof shall cease to be holders of the shares of 1996 Convertible Preferred Stock, all rights whatsoever with respect to such shares shall forthwith terminate except only the right of the holders to receive the
Conversion   Shares   deliverable  on   conversion,   upon  surrender  of  their
certificates therefor, and such holders shall for all purposes be deemed holders of such Conversion Shares. The issuance of certificates for shares of Common Stock upon the conversion of shares of 1996 Convertible Preferred Stock shall be made without charge to the holders of shares of 1996 Convertible Preferred Stock for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of shares of 1996 Convertible Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of shares of 1996 Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

      4. Dividends. Each holder of shares of the 1996 Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus and capital legally available for the payment of dividends, such dividends as would have been received by such holder with respect to the Conversion Shares underlying such shares of 1996 Convertible Preferred Stock if the Conversion Date had occurred on the record date for such dividend. The 1996 Convertible Preferred Stock shall be entitled to receive no other or preferred dividends. The Series 2 Stock and Series 3 Stock shall rank pari passu in right to dividends and junior to any series of capital stock of the Corporation which ranks senior to the 1996 Convertible Preferred Stock.

      5.    Voting Rights.

      5.1 The holders of the shares of 1996 Convertible Preferred Stock shall be entitled to cast a number of votes per share held equal to the number of shares of Common Stock into which such share of 1996 Convertible Preferred Stock would have been converted if the Conversion Date had occurred on the record date for any such vote, voting on all matters submitted to a vote of the Corporation's stockholders.

      5.2 Except as otherwise provided herein or by law, the holders of 1996 Convertible Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders.

      6. Holders; Notices. The term "holder" or "holders" wherever used herein with respect to a holder or holders of shares of 1996 Convertible Preferred Stock shall mean the holder or holders

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of record of such  shares as set  forth on the  stock  transfer  records  of the
Corporation. Whenever any notice is required to be given under this Certificate of Designation, such notice may be given personally or by mail. Any notice given to a holder of any share of 1996 Convertible Preferred Stock shall be sufficient if given to the holder of record of such share at the last address set forth for such holder on the stock transfer records of the Corporation. Any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid. The Company shall send to the holders of the 1996 Convertible Preferred Stock copies of any notices, statements, or other communications sent to the holders of the Common Stock and of the setting of a record date for the holders of the Common Stock for any purpose.

      IN WITNESS WHEREOF, Xechem International, Inc. has caused this Amended Certificate of Designation, Preferences, and Rights of the Class C Series 2 Voting Convertible Preferred Stock and Class C Series 3 Voting Convertible Preferred Stock to be executed by its duly authorized officer this 18th day of November, 1996.

                           XECHEM INTERNATIONAL, INC.


                            By: /s/ Ramesh C. Pandey
                                             Ramesh C. Pandey, President

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